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                                                                    Exhibit 21.1



                             HEXCEL SUBSIDIARIES

DOMESTIC:
ACM Holdings Corporation (Delaware)
Clark-Schwebel Corporation (Delaware)
Clark-Schwebel Holding Corp. (Delaware)
CS Tech-Fab Holding, Inc. (Delaware)
Hexcel Beta Corp. (Delaware)
Hexcel Far East (California)
Hexcel Foundation (California)
Hexcel International (California)
Hexcel Omega Corporation (California)
Hexcel Pacific Rim Corporation (California)
Hexcel Pacific Rim Corporation (Delaware)
Hexcel Pottsville Corporation (Delaware)
Hexcel Technologies Inc. (Delaware)

FOREIGN:
Hexcel Chemical Products Limited (UK)
Hexcel-China Holdings Corp. (Mauritius)
Hexcel Composites GmbH (Austria)
Hexcel Composites GmbH (Germany)
Hexcel Composites Limited (UK)
Hexcel Composites S.P.R.L. (Belgium)
Hexcel Composites S.A. (France)
Hexcel Composites S.L. (Spain)
Hexcel Composites S.r.l. (Italy)
Hexcel do Brasil Servicos S/C Ltda (Brazil)
Hexcel Fabrics S.A. (France)
Hexcel Foreign Sales Corporation (Barbados)
Hexcel Holding B.V. (Netherlands)
Hexcel Holdings (UK) Limited (UK)
Hexcel Overseas Limited (UK)
Hexcel S.A. (France)
Hexcel Structures and Interiors GmbH (Germany)
Hexcel (UK) Limited (UK)